Exhibit 10.1

CONFIDENTIAL

NORTHERN TIER 2015 PERFORMANCE BONUS PROGRAM

I. Introduction and Purpose

The purpose of the 2015 Performance Bonus Program (the “Program”) is to encourage Northern Tier Energy LP (the “Partnership”) along with the employees of Northern Tier Energy LLC (the “Company”) and its subsidiaries, including St. Paul Park Refining Co. LLC (“SPPRC”), Northern Tier Retail LLC (“Retail”), Northern Tier Bakery LLC (“Bakery”) and Northern Tier Oil Transport LLC (“NTOT”) (collectively, the “Northern Tier Entities”) to achieve their business objectives, to enable the Northern Tier Entities to attract and retain key employees and to assist the Partnership in achieving its mission of becoming,

“A Top Tier Refining, Retail and Logistics Partnership,

measured by Safe and Reliable Operations, Financial Performance

and Profitable Growth, resulting in Increasing Value to Unitholders.”

Please note, this Program is only a guideline; payouts are not guaranteed, and are subject to the sole discretion of the Board, the Committee and the Company, as applicable.

II. Administration and Eligibility

1.	Administration. The Program shall be administered by the Committee, in its sole discretion. The Committee may delegate administration of the Program to the President and Chief Executive Officer for all Participants except Executive Officers. Payouts under the Program to Executive Officers must be approved by the Board, upon recommendation of the Committee.

2.	Participants. “Participant” under the Program shall mean and include any regular, salaried full-time and part-time employee who, at the time of payment under the Program is an employee in good standing of any of the Company, SPPRC, Retail or NTOT designated as “Corporate” (Company),“Refinery” and “Terminal” (SPPRC), “SuperAmerica” (Retail), and “Northern Tier Oil Transport” (NTOT). Participants must be actively employed on the date that the bonus is paid in order to receive their bonus. Participants must also be in a position that is covered under this Program at the time of payment. For example, a Corporate employee who transfers positions to a retail hourly position during the year will no longer be eligible to participate in the Program. A terminated employee cannot use vacation time after the last day worked as a bridge to the Payment Date; a Participant will cease to participate in the Program effective on their date of termination regardless of the reason for such termination, except to the extent set forth herein under “Death or Disability” or “Retirees.” Notwithstanding anything herein to the contrary, the following shall not be Participants under the Program:

a.	All hourly employees;

b.	Retail employees who work in the SuperAmerica retail stores;

c.	NTOT drivers;

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d.	Any employees who are severed in connection with a retention agreement in effect between such employee and his or her employer;

e.	Contractors or temporary employees, regardless of where such individuals work; and

f.	Employees whose first day of employment is between October 1, 2015, and the Payment Date.

3.	Partial Participants. Notwithstanding anything herein to the contrary, for any Participants who, on the Payment Date, are otherwise eligible to be a Participant as set forth in the definition above, but who are either new hires or have not been eligible to be a Participant for at least the six consecutive months preceding the end of the Performance Period (e.g. employees promoted from non-eligible positions to eligible positions during the Performance Period) (collectively, “Partial Participants), possible Actual Payout for such Partial Participants shall be as follows:

Participants’ Period of Eligibility	Potential Actual Payout*
≤ 3 consecutive months preceding the end of the Performance Period	No Actual Payout Possible

> 3 but < 6 consecutive months preceding the end of the Performance Period	Up to 50% of Actual Payout Possible

≥ 6 consecutive months preceding the end of the Performance Period	Up to 100% of Actual Payout Possible

*	Linear interpolation between Threshold and Target and between Threshold and Maximum.

4.	Eligible Compensation. Eligible Compensation includes the Participant’s 2015 Annual Base Salary in effect at the time any Actual Payout is determined by the Board, the Committee or the Chief Executive Officer, as applicable, excluding overtime. Eligible Compensation does not include overtime, shift premiums, call out, allowances, premiums, Occupational Injury and Illness, short-term disability, any bonus payments made and any compensation earned as a college intern, co-op, or consultant.

5.	Discretion. This Program is intended to serve only as a guideline. Notwithstanding anything herein to the contrary, Actual Payouts are in the sole discretion of the Board, for Participants who are also Executive Officers, and of the Committee and/or the Chief Executive Officer, for all other Participants. The Board, the Committee and the Chief Executive Officer, as applicable, have the authority to revise the amount of any potential payout or Actual Payout upward or downward and to eliminate any Actual Payout, in their sole discretion, at any time, and without consultation, consent or prior notice to Participants.

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III. Program

A. Target, EBITDA Threshold and Actual Payout

1.	Target Payout. Each Participant will be assigned a “Target” payout by his or her employer, based on such Participant’s grade. This Target payout shall be a fixed percentage of the Participant’s Eligible Compensation. Participants in grades 43 to 46 may generally earn 0% to 200% of Target. Participants in all other grades may generally earn 0% to 150% of Target.

2.	Threshold EBITDA. No Actual Payout shall be made to any Participant unless and until Threshold EBITDA is achieved. To achieve Threshold EBITDA, the Partnership’s actual adjusted EBITDA for the Performance Period must equal or exceed Cash Interest Expense + actual Capital Expenditures + Scheduled Principal Payments + Maintenance Turnaround Expenses + Cash Taxes for the Performance Period, in each case as reported in the Partnership’s consolidated financial statements (including but not limited to as reported in Management’s Discussion and Analysis of Financial Condition and Results of Operations therein) filed with the SEC on Form 10-Q and/or Form 10-K and for the Scheduled Principal Payments, as set forth therein and in the applicable debt instrument, or no Actual Payout will occur for the Performance Period. Notwithstanding anything herein to the contrary, each of the Committee and the Board may, in its or their sole discretion, waive the application of Threshold EBITDA, or any criterion thereof, to any individual Participant or group of Participants.

3.	Actual Payout. Assuming Threshold EBITDA is achieved or waived as set forth above, Actual Payout to any Participant under the Program will generally depend upon Individual Performance and/or Entity Performance (collectively, “Performance Metrics”), in proportions based on such Participant’s grade, as follows:

Grade	Individual Performance	Entity Performance
		Operational Metrics (TRIR, PSIR, RQs) Compared to Prior Year Period	Financial Metrics (OI, ROCE, ROA) Compared to Performance Peers
45, 46	0%	25%	75%
43, 44	25%	18.75%	56.25%
41, 42	50%	12.5%	37.5%
38, 39, 40	75%	6.25%	18.75%
All other grades	100%	0%	0%

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B. Performance Metrics

1.	Individual Performance. This criteria measures the performance of the individual Participant, including but not limited to factors such as individual safety performance, ability of the Participant to achieve his or her goals, attitude, work product and cooperation with colleagues, among other factors. The percentage of Individual Performance achieved by each Participant shall be in the sole discretion of the Participant’s supervisor, the applicable business unit leader and/or any Executive Officer.

2.	Entity Performance.

a.	Operational Performance Definitions. Operational Performance measures safety, process safety and environmental performance over the Performance Period for Company, using the following criteria:

i.	Total Recordable Incident Rate (“TRIR”), defined as the entity-wide OSHA 300 recordable incident rate for all employees;

ii.	Process Safety Incident Rate (“PSIR”), defined as severity-adjusted annual process safety incident rate under API 754, reflecting Tier 1 incidents only, normalized to 200,000 man hours; and

iii.	Recordable Quantity Events (“RQs”), defined as the number of releases or spills to soil, river, or air above reportable quantities, permit exceedances and regulatory agency enforcement action.

b.	Calculation of Operational Metrics. Following the end of the Performance Period, the Company will calculate TRIR, PSIR and RQ for the Performance Period. TRIR, PSIR and RQ shall have a weighting of 33.4%, 33.3% and 33.3% of the applicable Operational Metrics criteria, respectively.

i.	If any of TRIR, PSIR and RQ for the Performance Period is equal to or below 0.5, 0.2 and 20, respectively, the maximum percentage for such criterion will be applied.

ii.	If any of TRIR, PSIR and RQ for the Performance Period is greater than 0.5, 0.2 and 20, respectively, such criterion will be compared to the Prior Period and the percentage for such criterion will be applied based on the following:

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% Change Compared to Prior Period	Percentage of Criterion Applied
Increase	0%
Same as Prior Period	50% of Target (Threshold)
Decrease less than 5%	Linear Interpolation between Threshold and Target
5% Decrease	Target
Decrease more than 5% but less than 10%	Linear Interpolation between Target and Maximum
Decrease 10% or more	Maximum

c.	Financial Performance Definitions. Financial Performance measures performance over the Performance Period for the Partnership using the following criteria, in each case, as reported in the Partnership’s filings with the SEC:

i.	“Operating Income” (“OI”), defined as the last twelve months (“LTM”) of total revenues less the total of (a) cost of goods sold (COGS) and (b) operating expenses (including direct operating expenses, turnaround and related expenses, depreciation & amortization, SG&A and other net operating expenses), divided by total revenue;

ii.	“Return on Capital Employed” (“ROCE”), defined as LTM earnings before interest and taxes (“EBIT”) divided by Average Capital Employed for the period of EBIT being used (Average Capital Employed equals the total assets less current liabilities average as of the beginning and end of the Performance Period); and

iii.	“Return on Assets” (“ROA”), defined as LTM EBIT divided by average Total Assets excluding goodwill and intangible assets.

d.	Calculation of Financial Metrics. Following the end of the Performance Period, the Company will calculate OI, ROCE and ROA for the Performance Period for both the Partnership and each of the Performance Peers, using publicly available data as filed with the SEC. OI, ROCE and ROA shall have a waiting of 33.4%, 33.3% and 33.3% of the applicable Operational Metrics criteria, respectively. For each of OI, ROCE and ROA, the percentage for such criterion will be applied based on the following:

NTI v. Performance Peer Group	Performance Plan Payout*
Less than 25th Percentile	0%
25th Percentile	50% of Target (Threshold)
Median (50th Percentile)	100% of Target
Equal to or Greater than 75th Percentile	Maximum

*	Linear interpolation between Threshold and Target and Threshold and Maximum

3.	Discretion. The Board, the Committee and/or the Chief Executive Officer, as applicable, may modify the Performance Metrics and/or any Actual Payout to any Participant or group of Participants, in its or their sole discretion, at any time, and without consultation, consent or prior notice to any Participants.

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IV. Other Terms

1.	Death or Disability. In the event of a Participant’s death or permanent disability prior to receiving an award but after termination of the Performance Period, any Actual Payout determined in accordance herewith shall be paid to the Participant or to the Participant’s designated beneficiary (or to Participant’s estate in the event the Participant dies without previously having designated a beneficiary in writing to the Company).

2.	Retirees. The Committee in its sole discretion may (or may not) issue an Actual Payout to Participants who retire from service with any Northern Tier Entities.

3.	Participant Performance. Participants rated “Unsatisfactory Performance” during their annual performance review will generally not be eligible to receive an Actual Payout.

4.	Determinations by Committee are Binding. Except as otherwise expressly set forth herein, all determinations with respect to decisions under this Program and any Actual Payout will be made by the Committee. In the event of a disagreement on the meaning or application of either the eligibility requirements or the amount of a bonus to be paid, the Committee’s good faith decision as to the application or interpretation of the terms shall be final and binding. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Northern Tier Entities, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Program. Members of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Program, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

5.	No Guarantee of Employment. A Participant’s participation in the Program does not ensure such Participant’s continued employment with the Company. With the exception of those covered under a collective bargaining agreement, a Participant’s employment continues to be “at will” and may be terminated at any time by the Company, as applicable, with or without cause, or by the Participant, notwithstanding that a Participant’s award under the Program may thereby be reduced or eliminated.

6.	Modifications to and Revocation of the Program. The Committee has the authority to modify or revoke the Program, in its sole discretion, at any time, and without consultation, consent or prior notice to Participants.

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V. Definitions

1.	“Actual Payout” means the amount actually paid out to a Participant under this Program on the Payment Date, rather than any potential or target amount available under the Program.

2.	“Board” means the Board of Directors of the General Partner.

3.	“Committee” means the Compensation Committee of the Board of Directors of the General Partner.

4.	“Company” means, collectively, Northern Tier Energy GP, LLC and all of its wholly-owned subsidiaries.

5.	“EBIT” has the meaning set forth in section III(B)(2)(c)(ii).

6.	“Eligible Compensation” has the meaning set forth in Section II(4).

7.	“Executive Officers” means, collectively, (a) the President and Chief Executive Officer, (b) the Executive Vice President and Chief Financial Officer, (c) the Executive Vice President, General Counsel and Secretary, (d) the Senior Vice President and Chief Commercial Officer, and (e) any other employee designated as such by the Committee.

8.	“Financial Metrics” and “Operational Metrics” have the meaning set forth in section III(b)(2)(b).

9.	“General Partner” means Northern Tier Energy GP LLC.

10.	“Individual Performance” has the meaning set forth in section III(b)(1) above.

11.	“Maximum” means, for Participants in grades 43 to 46, 200% of such Participant’s Target, and for all other Participants, 150% of such Participants Target.

12.	“Operational Metrics” has the meaning set forth in section III(B)(2)(b) above.

13.	“Participant” shall have the meaning set forth under Section II(2) above.

14.	“Payment Date” means the date most reasonably practicable for payment of any Actual Payout to Participants following determination of such Actual Payout amount but the Board, the Committee or the Chief Executive Officer, as applicable, which date shall be after determination of the Operational Metrics and Financial Metrics by the Committee, and shall not be later than March 15, 2016.

15.	“Performance Period” means, collectively, the quarters ending September 30, 2015; June 30, 2015; March 31, 2015; and December 31, 2014.

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15.	“Prior Period” means, collectively, the quarters ending September 30, 2014; June 30, 2014; March 31, 2014; and December 31, 2013.

16.	“Performance Peers” means and includes Alon USA Partners LP (ALDW); Delek US Holdings, Inc. (DK); Western Refining, Inc. (WNR); PBF Energy Inc. (PBF); HollyFrontier Corp. (HFC); Marathon Petroleum Corporation (MPC), Tesoro Corp. (TSO) and Valero Energy Corp. (VLO). Criteria for entities in the Performance Peer Group shall be as reported on such entities’ filings with the SEC.

17.	“SEC” means the Securities and Exchange Commission.

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